UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026

RISE GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

345 Crown Point Circle, Suite 600
 Grass Valley, California, United States 95945
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (530) 271-0679

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

In its May 20, 2026 press release, Rise Gold Corp. (the "Company") announced that the United States District Court, Eastern District of California, has ruled in favor of Community Environmental Advocates ("CEA") and has granted Summary Judgment in Case Number 2:24-cv-03643.  As previously disclosed in the Company's regulatory filings, CEA brought suit against Rise Grass Valley Inc. ("Rise"), a subsidiary of the Company, alleging that Rise is responsible for pollutants entering into a local creek without a permit, in violation of the Clean Water Act, 33 U.S.C. 1311 (a), 1365 (a), and 1365 (f).

The suit alleges that three discharges containing metals, including arsenic, come from water from historic Idaho-Maryland mine shafts.  Rise does not own the surface drains.  Nor does Rise own the top two hundred vertical feet of ground where the shafts are located.  The mine shafts in question were decommissioned long ago and covered up with buildings located on top of them.  No sampling of water in the mine shafts has occurred below 200 feet of the surface where the alleged discharges are occurring.  Rise has sampled water in the mine at the New Brunswick shaft, and no arsenic was detected.  The bedrock near the alleged discharge locations points is comprised of serpentinite, which contains significant quantities of naturally occurring arsenic. The near-surface bedrock is highly fractured, allowing rain and ground water to dissolve the arsenic.  The bedrock becomes more competent at depth, where the Rise's mine workings are located.  Rise's water samples also show that the water at depth is deoxygenated.  Since acid rock drainage requires oxygen, it is unlikely that water in the mine is picking up arsenic and other metals.  The alleged discharges also notably include other pollutants like E. Coli, coliform, and toluene, none of which could have originated from the mine.

A summary judgment proceeding requires the judge to construe any disputed facts in favor of the non-moving party.  Rise disputes the allegation that the water in the mine below 200 feet is causing any discharge that violates the Clean Water Act.  Rise also notes that there is no evidence that the culvert alleged discharging the water is connected to the shaft.  Nor is there any evidence that the shaft, which was decommissioned a century ago, remains connected to the mine workings. Rise believes that, by assuming that the CEA's allegations are true, the judge misapplied the standard for summary judgment.

Rise management and its lawyers are reviewing the ruling.

Additional information is provided in the news release issued by the Company on May 20, 2026, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated May 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 22, 2026

RISE GOLD CORP.

/s/ David Watkinson
David Watkinson
President and CEO